SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12

                              DIANON Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              DIANON Systems, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                              DIANON SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JULY 30, 2002

         The Annual Meeting of the stockholders of DIANON Systems, Inc. (the "Company") will be held at the Company's corporate headquarters at 200 Watson Boulevard, Stratford, Connecticut, on Tuesday, July 30, 2002, at 9:00 A.M., for the following purposes:

            (1)   To elect directors for the ensuing year;

            (2)   To approve the adoption of the 2002 Stock Incentive Plan;

            (3) To ratify the appointment of Ernst & Young LLP as the independent public accountants of the Company for the fiscal year ended December 31, 2002;

            (4) To approve an amendment to the Company's Restated Certificate of Incorporation, to increase the number of shares of authorized Common Stock from 20,000,000 shares to 55,000,000 shares; and

            (5) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on June 11, 2002 will be entitled to vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and during business hours from July 19, 2002 to the date of the Annual Meeting at the Company's corporate headquarters.

         Whether you expect to attend the Annual Meeting or not, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                             By Order of the Board of Directors



                                                    David R. Schreiber
                                                    Corporate Secretary

200 Watson Boulevard
Stratford, Connecticut 06615
July 1, 2002

            IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                              AND RETURNED PROMPTLY

                              DIANON SYSTEMS, INC.
                                 PROXY STATEMENT

July 1, 2002

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DIANON Systems, Inc. ("DIANON" or the "Company") for use at the Annual Meeting of its stockholders to be held at the Company's corporate headquarters at 200 Watson Boulevard, Stratford, Connecticut on Tuesday, July 30, 2002, at 9:00 A.M.

         Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted "FOR" the election of the named director nominees, for approval of the 2002 Stock Inventive Plan, for the ratification of the appointment of the Company's independent public accountants and for the approval of an amendment to the Company's Restated Certificate of Incorporation, to increase the number of shares of authorized Common Stock from 20,000,000 shares to 55,000,000 shares. The Board of Directors of the Company knows of no other matters which may be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a person present at the Annual Meeting may withdraw his or her proxy and vote in person. Rights of appraisal or similar rights of dissenters are not available to stockholders of the Company with respect to any matter to be acted upon at the Annual Meeting.

         The Annual Report on Form 10-K and 10-K/A of the Company (which does not form a part of these proxy solicitation materials), as filed with the Securities Exchange Commission and including the financial statements of the Company, is available upon written request.

         The mailing address of the principal executive office of the Company is 200 Watson Boulevard, Stratford, Connecticut 06615. This Proxy Statement and the accompanying form of proxy are expected to be mailed to the stockholders of the Company on or about July 1, 2002.

                                VOTING SECURITIES

         The Company has only one class of voting securities outstanding, its Common Stock, par value $0.01 per share (the "Common Stock"). On June 11, 2002, 12,302,556 shares of Common Stock were outstanding. At the Annual Meeting, each stockholder of record at the close of business on June 11, 2002, will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting.

                              ELECTION OF DIRECTORS

         Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF SUCH NOMINEES.

         If any nominee is unable to stand for election when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, as shall be designated by the present Board of Directors to replace such nominee.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

         The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years. Mr. James T. Barry and Mr. G.S. Beckwith Gilbert are retiring from the Company's Board of Directors and will not be standing for reelection at the 2002 annual meeting. The Board recognizes and extends its thanks to both Mr. Barry and Mr. Gilbert for their contributions to the Company.

         Kevin C. Johnson, age 47, a Director since May 1996, is Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Johnson joined the Company as President in May 1996, and was appointed to the additional position of Chief Executive Officer in February 1997 and Chairman of the Board in August 2001. Formerly, Mr. Johnson was with Corning Inc., a manufacturer of specialty materials and a provider of laboratory services, for 18 years, serving most recently as Vice President and General Manager of Corning Clinical Laboratories' Eastern region in Teterboro, New Jersey.

         James T. Barry, age 41, a Director since June 2001, is Executive Vice President and Chief Operating Officer of Megadata Corporation. Mr. Barry also serves as a director of Megadata Corporation. Mr. Barry was a Vice President of Megadata from 1998 and was named Executive Vice President in 2000. He is also a Senior Vice President of Field Point Capital Management Company in Greenwich, Connecticut, a merchant banking firm. From 1989 to 1998 Mr. Barry was employed by the Company, serving most recently as Vice President of Marketing. Mr. Barry holds an MBA from the University of New Haven. Mr. Barry is retiring from the Company's Board of Directors and will not be standing for reelection at the 2002 annual meeting.

         Bruce K. Crowther, age 50, a Director since December 1997, is President and Chief Executive Officer of Northwest Community Healthcare, Northwest Community Hospital, in Arlington Heights, Illinois and certain of its affiliates. Mr. Crowther is a Fellow of the American College of Healthcare Executives, Chairman of the Board of the Illinois Hospital and HealthSystems Association and serves on the Board of both Chicago Hospital Risk Pooling Program and Barrington Bank and Trust. Mr. Crowther received an MBA from Virginia Commonwealth University Medical College in Richmond, VA.

         John P. Davis, age 60, a Director since 1984. Mr. Davis served as a consultant to the Company from October 1998 through August 2000. Mr. Davis was President and Chief Executive Officer of Infant Advantage, Inc., a child development company, from December 1997 through June 1998. From May 1995 through December 1997, Mr. Davis was President and Chief Executive Officer of Calypte Biomedical Corp., a diagnostic products company. From 1984 to January 1995, Mr. Davis was an officer of the Company. Mr. Davis joined the Company in January 1984 as President and Chief Operating Officer, and subsequently became co-Chief Executive Officer in 1992 and Chief Executive Officer in 1994. In January 1995, Mr. Davis resigned as Chief Executive Officer of the Company and became Vice Chairman of the Board. From February 1997 to August 2001 Mr. Davis was non-executive Chairman of the Board. Mr. Davis also serves as a Director of CytoLogix, Inc. and is on the Board of Directors of the Norwalk Homeless Shelter.

         E. Timothy Geary, age 51, a Director since May 1997. Mr. Geary is the Chairman and Chief Executive Officer of National Surgical Care. Previously, Mr. Geary had been Chairman, President and Chief Executive Officer of National Surgery Centers, Inc. of Chicago, Illinois, the leading independent owner and operator of ambulatory surgery centers in the country, until its acquisition by HealthSouth Corporation on July 22, 1998. Prior to founding National Surgery Centers in 1987, Mr. Geary served as a Vice President with Medical Care International. Mr. Geary holds an MBA and AB from the University of Chicago.

         G. S. Beckwith Gilbert, age 60, a Director since October 1995, is President, Chief Executive Officer and a Director of Field Point Capital Management Company in Greenwich, Connecticut, a merchant banking firm. Mr. Gilbert is also a partner of Wolsey & Co., a merchant banking firm. In addition, Mr. Gilbert is Chairman and Chief Executive Officer of Megadata Corporation as well as a Director of Davidson Hubeny Brands, Inc. Mr. Gilbert is a graduate of Princeton University and holds an MBA from New York University. In February 1997, the Board elected Mr. Gilbert Chairman of the Executive Committee; Mr. Gilbert retired from this position in August 2001. Mr. Gilbert is retiring from the Company's Board of Directors and will not be standing for reelection at the 2002 annual meeting.

         David R. Schreiber, age 42, a Director since October 1999, has served as Senior Vice President, Finance, Chief Financial Officer and Corporate Secretary since November 1996 when he joined the Company. Formerly, Mr. Schreiber was with Corning Clinical Laboratories, a provider of laboratory services, for 10 years, serving most recently as Vice President and General Manager of the laboratory's Midwest region. Mr. Schreiber holds an MBA from Northern Illinois University.

         Jeffrey L. Sklar, age 54, a Director since 1994, is Professor of Pathology, Harvard Medical School, and Director, Divisions of Diagnostic Molecular Biology and of Molecular Oncology, Department of Pathology, Brigham and Women's Hospital. Dr. Sklar has served on numerous editorial boards and has consulted widely to the biotechnology industry. In addition, Dr. Sklar serves on the Scientific Advisory Committee for Clinical Science, The Fred Hutchinson Cancer Center, Seattle, Washington; the Scientific Advisory Committee, New England Primate Research Center, Harvard University; the External Review Committee, Dana-Farber Cancer Institute, Boston, and the Pathology B Study Section, National Institutes of Health. Dr. Sklar also serves as a Director of Transgenomic, Inc. and holds an MD and Ph.D. from Yale University and an MA (honorary) from Harvard University.

COMMITTEES OF THE BOARD

         The Company's Board of Directors presently has standing Compensation, Nominating and Audit Committees, the current membership and principal responsibilities of which are described below.

Compensation Committee

         Members: Mr. Crowther, Mr. Davis, Mr. Gilbert and Dr. Sklar

         The Compensation Committee's functions include setting compensation of the directors and the executive officers. In addition, the Compensation Committee has the authority to grant certain awards under the Company's current Stock Incentive Plans and 2002 (if approved) Stock Incentive Plan. Mr. Crowther serves as Chairman of the Compensation Committee.

Nominating Committee

         Members: Mr. Crowther, Mr. Geary and Dr. Sklar

         The Nominating Committee's functions include recommending nominees for election as directors and reviewing related matters. Mr. Crowther serves as Chairman of the Nominating Committee.

Audit Committee

         Members: Mr. Geary, Mr. Crowther, Mr. Gilbert and Mr. Davis. Mr. Geary serves as Chairman of the Audit Committee.

Report of the Audit Committee

         The following report does not constitute solicitation material and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless we state otherwise.

         The Audit Committee, which met five times during fiscal 2001, oversees the Company's financial reporting process on behalf of the Board of Directors. During fiscal 2001, the Audit Committee consisted of four directors, all of whom are independent. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements in the annual report including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The committee reviewed with the independent public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent public accountants the accountant's independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

         The committee discussed with the Company's independent public accountant's the overall scope and plans for their respective audits. The committee meets with the internal and independent public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2001, for the filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent public accountants for the 2002 fiscal year.

         The Audit Committee is governed by a written charter approved by the Company's Board of Directors.

         Respectfully Submitted:

                  E. Timothy Geary, Chairman
                  Bruce K. Crowther
                  John P. Davis
                  G.S. Beckwith Gilbert

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

         During the 2001 fiscal year the Board of Directors held three regular meetings and nine special meetings. In addition, the Audit Committee met five times and the Compensation Committee did not meet. During such fiscal year each director attended at least 75% of the aggregate of (i) the regular meetings of the Board and (ii) the meetings of the committees of the Board on which such director served.

COMPENSATION OF DIRECTORS

         Until December 31, 2001, Directors who were not employees of the Company were paid $1,500 for each meeting of the Board of Directors attended in person and $500 for each meeting attended by telephone, and committee members were paid $500 for each committee meeting attended which did not occur on the same day as a Board meeting. Directors were also reimbursed for expenses to attend meetings of the Board and its committees.

         Commencing January 1, 2002, Directors who are not employees of the Company receive an annual compensation of $25,000, payable in monthly installments of $2,083. The annual compensation to the Directors replaces payments on a per meeting basis. However, Directors continue to be reimbursed for expenses to attend meetings of the Board and its committees. Also commencing January 1, 2002, each Chairman of a Committee of the Board receives an additional payment of $2,500 per year, with the exception of the Executive Committee, discussed below.

         From January 1, 1998 until August 1, 2001, Mr. Davis and Mr. Gilbert, in connection with their capacities as non-Executive Chairman of the Board and Chairman of the Executive Committee, respectively, also received $50,000 annually (payable monthly at $4,166) and an annual grant of 3,000 stock options, at a price equal to the market value on the date of grant, pursuant to the

Company's Stock Incentive Plans. They each also received a one-time grant of 13,000 stock options in December 1997 pursuant to the Company's 1996 Stock Incentive Plan, in connection with their services in the aforementioned positions during 1997.

         In addition to his aforementioned duties, commencing October 1, 1998 Mr. Davis began serving as a consultant to the Company, providing approximately two days per week of consulting services and maintaining an office at the Company. He worked closely with the sales and marketing functions of the Company, and was involved in the planning and development of sales training programs, recruiting, compensation planning, market segmentation, pricing, and national and managed care marketing programs. As compensation for these services, Mr. Davis received $50,000 annually (payable monthly at $4,166), in addition to his director compensation and in addition to the $50,000 he received in his capacity as non-Executive Chairman of the Board. In connection with his consulting arrangement, Mr. Davis was also paid a relocation reimbursement of $123,667 in February 1999, and received $84,079 in May 2000 for reimbursement of the tax effect of this relocation payment. Effective August 31, 2000, the consulting services provided by Mr. Davis were discontinued. The final consulting payment to Mr. Davis was made in August 2000.

         Pursuant to the Company's Stock Incentive Plans prior to the effectiveness of the 2001 Stock Incentive Plan, Directors who were not employees of the Company received (i) automatic initial and quarterly grants of stock options with tandem limited stock appreciation rights beginning July 1995, (ii) automatic quarterly grants of shares of Common Stock beginning January 1997 and
(iii) additional stock options or other awards to the extent granted by the Board of Directors in its discretion.

         Each initial and quarterly stock option automatically granted under such plan is exercisable for that number of shares obtained by dividing $5,000 by the closing price of the Common Stock on the date of grant and is exercisable at that price. Each such option has a 10-year term and vests with respect to 10% of the underlying shares on the date which is three months after the date of grant, and an additional 10% at the end of each three-month period thereafter. Each such option can be exercised for five years following a director's termination of service to the extent it had vested prior to termination. Each automatic quarterly stock grant is for the number of shares obtained by dividing $2,000 by the closing price of the Common Stock on the date of grant, and is fully vested at grant.

         Pursuant to the Company's 2001 Stock Incentive Plan (the "Plan"), approved by the Company's stockholders on November 9, 2001, Directors who were not then employees of the Company ("Outside Directors") received, on November 12, 2001, an option to purchase 20,000 shares of Common Stock. In addition, each Outside Director is eligible to receive the following awards, subject to the terms of the Plan: (i) on each three-year anniversary of November 12, 2001, an option to purchase 20,000 shares of Common Stock shall be granted automatically to each Outside Director who is then a member of the Board of Directors; and
(ii) each new Outside Director who was not granted an option on November 12, 2001 or who has not been granted an option pursuant to (i), upon the first trading day coincident with or immediately following the effective date of his or her election as an Outside Director shall be granted an option to purchase a pro-rated number of shares of Common Stock according to the terms of the Plan. The option price, in the case of each grant, will be equal to the closing sales price of the Common Stock on the date of grant. Each such option has a 10-year term and vests with respect to one-third of the total number of shares on each of the first, second and third anniversaries of the date of grant. Each such option can be exercised for five years following a director's termination of service to the extent it had vested prior to termination, but not beyond their 10-year term.

         Messrs. Johnson and Schreiber, who are employees of the Company, receive no additional compensation for their services as Directors of the Company.

VOTING FOR DIRECTORS

         Abstentions are included in the determination of the existence of a quorum. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions are not counted for purposes of election of directors.

                               EXECUTIVE OFFICERS

         For information with respect to Messrs. Johnson and Schreiber, who are also Directors, see "Election of Directors - Information Concerning Directors and Nominees."

         Steven T. Clayton, age 35, is Senior Vice President, Information Systems and Chief Information Officer. Mr. Clayton joined the Company in December 1996 as Vice President, Information Systems, and was appointed to the additional position of Chief Information Officer in January 2000 and Senior Vice President in November 2001. Prior to joining the Company, Mr. Clayton was with Corning Clinical Laboratories for nine years serving most recently as the Midwest Regional Director of Information Systems. Mr. Clayton holds an ASM from Thomas Edison State College.

         Steven L. Gersen, age 48, has served as Vice President, Genetics Services since January 2000. Dr. Gersen joined the Company in December 1993 as Director, Genetics Services. Prior to joining the Company, Dr. Gersen was with Integrated Genetics for three years serving most recently as the Associate Director, Cytogenetics Laboratory. Dr. Gersen holds a Ph.D. in Genetics from Rutgers University / University of Medicine and Dentistry of NJ.

         Thomas L. Kossl, age 49, is Senior Vice President, Chief Counsel and Chief Compliance Officer. Mr. Kossl joined the Company in January 2002. Prior to joining the Company Mr. Kossl was in private practice as a healthcare lawyer in Kinnelon, New Jersey, specializing in healthcare regulatory matters, fraud and abuse, acquisition due diligence, government investigations and enforcement actions, negotiation of commercial carrier settlements and legal compliance programs. Mr. Kossl holds an AB from the University of Chicago, a MS in Foreign Service from Georgetown Graduate School of Foreign Service and his Juris Doctorate (J.D.) from Georgetown University Law School.

         Valerie B. Palmieri, age 41, has served as Senior Vice President, Operations since April 2001. She previously served as Vice President, Operations since December 1999. Ms. Palmieri joined the Company in December 1987 as a Medical Technologist and subsequently served as Laboratory Supervisor, Operations Laboratory Manager, Director of Operations - Clinical Pathology, Director of Service Operations and Vice President, Service Operations. Prior to joining the Company, Ms. Palmieri was with Park City and Bridgeport Hospital as a Medical Technologist. Ms. Palmieri holds a BS from Western Connecticut State University.

         Christopher J. Rausch, age 35, is Vice President, Finance and Corporate Controller. Mr. Rausch joined the Company as Corporate Controller in June 1999, and was appointed to the additional position of Vice President, Finance in October 2000. Prior to joining the Company, Mr. Rausch was with Quest Diagnostics for four years, serving most recently as the Regional Controller for Quest's Florida operations. Mr. Rausch holds a BS from Rutgers University. Mr. Rausch was certified as a CPA in 1991.

         Martin J. Stefanelli, age 41, has served as Senior Vice President, Sales, Marketing and Business Development since December 1999. He previously served as Senior Vice President, Operations and Vice President, Laboratory Operations. Mr. Stefanelli joined the Company in January 1990 as a Sales Representative and subsequently served as Logistics Manager, Marketing Manager and Director of Operations, Anatomic Pathology. Before joining the Company, Mr. Stefanelli was a captain in the U.S. Army. Mr. Stefanelli holds a BS from the United States Military Academy.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors of DIANON Systems, Inc. (the "Committee") sets forth its report on executive compensation below. This Committee report documents the components of the Company's executive officer compensation programs and describes the basis on which 2001 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables below.

COMPENSATION PROGRAM COMPONENTS

         The Committee is responsible for setting and monitoring the effectiveness of the compensation provided to the Company's Directors and executive officers. In its decision-making, the Committee is guided by a compensation philosophy designed to reward employees for the achievement of business goals and the maximization of stockholder returns. Specific levels of pay and incentive opportunity are determined by the competitive market for executive talent and, where appropriate, the need to invest in the future growth of the business. The compensation program, which provides incentives for executive officers to achieve the short-term and long-term goals of the Company, comprises three components: base salary, incentive compensation and stock option awards.

         BASE SALARY - Base pay levels are largely determined through comparisons with service companies of similar size. Since the Company's current strategy places greater reliance on outstanding professional and management skills than on proprietary technology, the Company believes that base salaries at the high end of the competitor range may be required in certain circumstances to maintain the Company's strategic position. Actual salaries are based on individual performance contributions within a tiered salary range for each position that is established through job evaluation and competitive comparisons.

         MANAGEMENT INCENTIVE PLAN - The Company's Management Incentive Plan provides cash bonus incentives ("Incentive Payments") for all management employees. The bonus payment under this plan is based on a fixed percentage of an employee's annual salary, which increases with the grade of an employee's position from 5% to a maximum of 50%. This percentage of salary is then adjusted to reflect the degree to which Company and individual performance goals are achieved (respectively, the "Company Achievement Percentage" and the "Individual Achievement Percentage") by multiplying the employee's fixed bonus percentage by the Company Achievement Percentage and by the Individual Achievement Percentage. The Company Achievement Percentage is based on, among other things, sales and earnings per share growth. The Individual Achievement Percentages for executive officers is based upon the degree to which each officer met the individual goals set for him/her, as evaluated by the CEO and Compensation Committee. The maximum bonus attainable is limited to the prescribed salary percentage, unless certain special Company sales and income goals are met. Achieving these special "stretch" goals entitles participants to additional compensation equal to 50% of the amount otherwise payable under the Management Incentive Plan ("Extra Incentive Payout"). Actual awards are subject to decrease or increase at the discretion of the Committee. In 2001, Company performance goals were achieved.

         STOCK OPTION PROGRAM - The Committee strongly believes that by providing executives an opportunity to own shares of Company stock, the best interests of stockholders and executives will be closely aligned. Therefore, all executives are eligible to receive stock options from time to time giving them the right to purchase shares of Common Stock of the Company at a specific price in the future. The number of stock options granted to executive officers is determined at the discretion of the Committee based on the accomplishments of such executives, their length of service with the Company, the number of prior awards received by such officer, the relative value as well as the exercise price of such awards, and competitive practices.

DISCUSSION OF 2001 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

         The Committee meets with the Chief Executive Officer to evaluate his performance. For 2001, Mr. Johnson's incentive compensation was based on the Company Achievement Percentage and the Committee's evaluation regarding his overall performance based on both quantitative and qualitative objectives, as set by the Board at the start of the year. Based on these considerations, the Committee awarded Mr. Johnson incentive compensation in 2001 which represented approximately 141% of his annual base salary for the year.

         This report has been provided by the Compensation Committee of the Board of Directors:
                                Bruce K. Crowther
                                  John P. Davis
                             G. S. Beckwith Gilbert
                           Jeffrey L. Sklar, MD, Ph.D.

                           SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to the following named executive officers: (i) the person who served as Chief Executive Officer ("CEO") during 2001 and (ii) the four most highly compensated executive officers other than the CEO serving at December 31, 2001 whose total salary and bonus for 2001 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                             Annual Compensation                Long Term
                                                             -------------------               Compensation
                                                                                Other          ------------
                Name and                                                        Annual          Securities        All Other
           Principal Position             Year        Salary      Bonus      Compensation   Underlying Options   Compensation
           ------------------             ----        ------      -----      ------------   ------------------   ------------

Steven T. Clayton                         2001         $185,000   $213,750   $      --               --        $  13,734 (1)
Sr. Vice President, Information           2000          148,362     23,898          --           30,000           12,613
Services and Chief Information Officer    1999          128,544         --          --               --            2,031

Kevin C. Johnson                          2001          340,000    480,993          --               --           43,734 (2)
Chairman, President, Chief Executive      2000          303,958     61,366          --           60,000           44,216
    Officer and Director                  1999          300,479         --          --               --           39,678

Valerie B. Palmieri                       2001          190,000    167,500          --           20,000           13,134 (3)
Sr. Vice President, Operations            2000          142,794     28,381          --           30,000           11,228
                                          1999          118,261         --          --               --            3,169

David R. Schreiber                        2001          235,000    426,250          --               --           13,326 (4)
Senior Vice President Finance,            2000          209,846     46,045          --           45,000           13,170
Chief Financial Officer and               1999          204,516         --          --               --            9,678
   Corporate Secretary and Director

Martin J. Stefanelli                      2001          220,000    175,000          --               --           13,734 (5)
Sr. Vice President, Sales, Marketing      2000          191,423     43,516          --           45,000           13,561
    and Business Development              1999          150,768         --          --               --            9,571

(1) The $13,734 indicated for Mr. Clayton represents an auto allowance of $8,400, contributions of $5,100 paid by the Company pursuant to the Company's 401(K) Retirement Plan and term life insurance premiums of $234 paid by the Company.

(2) The $43,734 indicated for Mr. Johnson represents: (i) a loan forgiveness aggregating $30,000 pursuant to Mr. Johnson's employment agreement; (ii) an auto allowance of $8,400; (iii) contributions of $5,100 paid by the Company pursuant to the Company's 401(K) Retirement Plan; and (iv) term life insurance premiums of $234 paid by the Company.

(3) The $13,134 indicated for Ms. Palmieri represents an auto allowance of $7,800, contributions of $5,100 paid by the Company pursuant to the Company's 401(K) Retirement Plan and term life insurance premiums of $234 paid by the Company.

(4) The $13,326 indicated for Mr. Schreiber represents an auto allowance of $7,992, contributions of $5,100 paid by the Company pursuant to the Company's 401(K) Retirement Plan and term life insurance premiums of $234 paid by the Company.

(5) The $13,734 indicated for Mr. Stefanelli represents an auto allowance of $8,400, contributions of $5,100 paid by the Company pursuant to the Company's 401(K) Retirement Plan and term life insurance premiums of $234 paid by the Company.

PERFORMANCE GRAPH

         The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative stockholder return on an indexed basis with a broad equity market index and either a published industry index or an index of peer companies selected by the Company. The graph below compares the cumulative total return during such period on $100 invested as of December 31, 1996 in the Common Stock of the Company, the JP Morgan H&Q Health Care Sub-Sector excluding the Biotechnology Sector of the JP Morgan Hambrecht & Quist Technology and Growth Indices and the NASDAQ National Market Index, assuming the reinvestment of all dividends:

                              DIANON SYSTEMS, INC.
                  JP MORGAN H&Q HEALTHCARE EXCL. BIOTECH INDEX
                        NASDAQ STOCK MARKET - U.S. INDEX

         SCALED PRICES: Stock and index prices scaled to 100 at 12/31/96

                                                                 JP Morgan H&Q
                                             Nasdaq Stock      Healthcare Excl.
         Dates         DIANON Systems        Market -U.S.           Biotech
         -----         --------------        ------------           -------
         Dec-96            100.00               100.00               100.00
         Dec-97            108.70               122.48               119.17
         Dec-98            104.35               172.68               144.80
         Dec-99            159.42               320.89               126.51
         Dec-00            508.70               193.01               197.91
         Dec-01            704.93               153.15               195.23

EMPLOYMENT AND SEVERANCE AGREEMENTS

         The Company entered into an employment agreement with Mr. Johnson on May 2, 1996. The agreement provides for Mr. Johnson to serve as President of the Company at an initial base salary of $275,000 per annum, the grant of options to purchase 200,000 shares of Common Stock with a 10-year term and an exercise price of $5.69, stock grants of 15,000 shares of Common Stock on January 2, 1997 and 15,000 additional shares on January 2, 1998, a signing bonus of $50,000 and a loan of $150,000. The loan carries an interest rate of 5.9%, payable annually, and is repayable upon termination of Mr. Johnson's employment with the Company. If Mr. Johnson continues to be employed with the Company, the loan principal will be forgiven at the rate of $2,500 per completed month of employment from January 31, 1998 through December 31, 2002. This agreement provides that in the event of a termination of Mr. Johnson's employment other than for "Cause," as defined in the agreement, he is entitled to receive one year's salary and other benefits. Subject to the foregoing, this agreement is subject to termination at will by either party.

         The Company entered into an employment agreement with David R. Schreiber on September 30, 1996 as the Chief Financial Officer and Senior Vice President, Finance. The agreement provides for an initial base salary of $190,000 per annum, the grant of options to purchase 50,000 shares of Common Stock with a 10-year term and an exercise price of $6.625, a signing bonus of $80,000 and a stock grant of 7,500 shares of Common Stock on April 1, 1997. This agreement provides that in the event of a termination of Mr. Schreiber's employment other than for "Cause," as defined in the agreement, he is entitled to receive one year's salary (and certain other benefits) if such termination occurs within the first year of employment or six months after the Company is acquired by another business entity, or six month's salary (and certain other benefits) if such termination occurs after such period. Subject to the foregoing, this agreement is subject to termination at will by either party.

         The Company entered into an employment agreement with Steven T. Clayton on November 18, 1996 as Vice President, Information Services of the Company. The agreement provides for an initial base salary of $120,000 per annum, a signing bonus of $14,000 and the grant of options to purchase 15,000 shares of Common Stock with a 10-year term and an exercise price of $7.875.

         The Company entered into an agreement with Mr. Kevin C. Johnson on April 24, 2000, which provides that following a "Change in Control" of the Company, as defined in the agreement, if Mr. Johnson's employment is terminated other than for "Cause," as defined in the agreement, he is entitled to receive three years salary, bonus and other benefits if such termination occurs within 12 months of the change of control. This agreement supercedes any prior "Change in Control" agreements with Mr. Johnson.

          The Company entered into an agreement with Mr. David R. Schreiber on April 24, 2000, which provides that following a "Change in Control" of the Company, as defined in the agreement, if Mr. Schreiber's employment is terminated other than for "Cause," as defined in the agreement, he is entitled to receive three years salary, bonus and other benefits if such termination occurs within 12 months of the change of control. This agreement supercedes any prior "Change in Control" agreements with Mr. Schreiber.

          The Company entered into an agreement with Mr. Christopher J. Rausch on April 24, 2000 (as amended on August 1, 2001), which provides that following a "Change in Control" of the Company, as defined in the agreement, if Mr. Rausch's employment is terminated other than for "Cause," as defined in the agreement, he is entitled to receive 100% of his annual salary, bonus and other benefits if such termination occurs within 12 months of the change of control.

          On August 1, 2001, the Company also entered into agreements with each of Messrs. Steven T. Clayton, Steven L. Gersen and Martin J. Stefanelli and Ms. Valerie B. Palmieri, which provide that following a "Change of Control" of the Company, as defined in the agreements, if the employee's employment is terminated other than for "Cause," as defined in the agreements, the employee is entitled to receive 100% of his or her annual salary, bonus and other benefits if such termination occurs within 12 months of the change in control.

CHANGE OF CONTROL PROVISIONS

         As a general matter, under the Company's current Stock Incentive Plans, and the proposed 2002 Stock Incentive Plan, upon the occurrence of a Change of Control (as defined below), (1) all outstanding stock options, SARs, and limited SARs, including those held by Outside Directors (as defined in such plans), will become fully exercisable and vested, (2) all other awards under the Plan will become fully vested, and (3) to the extent the cash payment of any award is based on the fair market value of stock, such fair market value will be the Change of Control Price (as defined below).

         A "Change of Control" is deemed to occur on the date (1) any person or group acquires beneficial ownership of securities representing 25% or more of the Company's total voting power (with certain exceptions), (2) individuals who constitute the "Current Directors" (as defined in such plans) fail to constitute at least two-thirds of the Board of Directors, (3) the stockholders approve a merger or consolidation unless following such transaction (a) the beneficial owners of the Company's Common Stock before the transaction own securities representing more than 50% of the total voting power of the Company resulting from the transaction, and (b) at least a majority of members of the Board of Directors of the Company resulting from the transaction were members of the Company's Board of Directors at the time such Board approved the transaction, or
(4) the stockholders of the Company approve a sale of substantially all of its assets.

         The "Change of Control Price" is the highest price per share of Common Stock paid in any open market transaction, or paid or offered to be paid in any transaction related to a Change of Control, during the 90-day period ending with the Change of Control, except that for an SAR granted in tandem with an ISO, such price is the highest price paid on the date the SAR is exercised.

         The Company's current Stock Incentive Plans and the proposed 2002 Stock Incentive Plan contain change of control provisions generally comparable to the change of control provisions, as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended December 31, 2001, all Section 16(a) reporting requirements applicable to its officers, directors and greater than ten percent beneficial stockholders were complied with except for the following:
Mr. Barry was late in filing his initial Form 3 when becoming subject to the
Section 16 reporting requirements. Mr. Crowther, Mr. Davis, Mr. Geary, and Dr. Sklar were late in filing their Form 5 filings. Mr. Johnson, Mr. Schreiber, Mr. Stefanelli, Ms. Palmieri, Mr. Clayton, Mr. Gersen and Mr. Rausch were each late in filing their Form 4 relating to their December 2000 stock option grant.

STOCK OPTIONS

         The following table shows, as to the named executive officers of the Company, information about option grants in the last fiscal year. The Company, as of December 31, 2001, has not granted any Stock Appreciation Rights to officers.

                     OPTION / SAR GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------
                                                                                                POTENTIAL REALIZABLE VALUE
                              NUMBER OF             % OF TOTAL                                  AT ASSUMED ANNUAL RATES OF
                              SECURITIES              OPTIONS                                    STOCK PRICE APPRECIATION
                              UNDERLYING            GRANTED TO     EXERCISE OR                        FOR OPTION TERM
                               OPTIONS               EMPLOYEES     BASE PRICE     EXPIRATION    ------------- --------------
           NAME               GRANTED(#)              IN 2001       ($/SHARE)        DATE          5%($)         10%($)
           ----               ----------              -------       ---------        ----          -----         ------

Valerie B. Palmieri                 20,000    (1)            11%          35.75     06/07/2011       449,660      1,139,526

(1) In June 2001, the Company granted Ms. Valerie B. Palmieri options to purchase 20,000 shares of Common Stock at $35.75 per share. These options vest 20% per year. Upon termination of employment, all unvested options are cancelled and all vested options expire 90 days after termination of employment.

         The following table shows aggregate option exercises in the last fiscal year and fiscal year-end option values for the named executive officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                                                  VALUE OF UNEXERCISED
                                                                NUMBER OF SECURITIES         IN-THE-MONEY OPTIONS AT FISCAL
                                                               UNDERLYING UNEXERCISED           YEAR-END (BASED ON FISCAL
                                                                       OPTIONS               YEAR-END PRICE OF $60.80/SHARE)
                                   SHARES      VALUE                  AT FISCAL                         ($) (1)
                                ACQUIRED ON    REALIZED              YEAR-END(#)            ---------------------------------
            NAME                EXERCISE(#)       ($)       EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
            ----                -----------       ---       -----------    -------------     -----------     -------------

Steven T. Clayton                       7,000    $290,030          4,000            31,000   $      89,200       $ 1,062,550
Kevin C. Johnson                        8,000     319,640        209,000            67,000      11,223,200         2,328,225
Valerie B. Palmieri                     9,400     374,085          4,000            52,200          89,200         1,628,860
David R. Schreiber                     18,000     748,240          6,000            51,000         133,800         1,837,425
Martin J. Stefanelli                    3,900     150,977         16,000            52,200         665,550         1,902,735

(1) Computed based upon difference between aggregate fair market value and aggregate exercise price.

OWNERSHIP OF VOTING STOCK BY MANAGEMENT

          The following table gives information concerning the beneficial ownership of the Company's Common Stock as of June 11, 2002 by each director and each of the executive officers named in the summary compensation table and all current directors and executive officers (as of June 11, 2002) as a group.

                                                    Total Shares
                                                    Beneficially        Direct          Right to       Percent of
Beneficial Owners                                    Owned(1)(2)       Ownership       Acquire(3)       Class(4)
-----------------                                    -----------       ---------       ----------       --------

James T. Barry                                            3,078            2,960             118            --  (5)
Steven T. Clayton                                            --               --              --            --  (5)
Bruce K. Crowther                                         8,565            2,383           6,182            --  (5)
John P. Davis                                            99,463            4,000          95,463            --  (5)
E. Timothy Geary                                         10,086            2,829           7,257            --  (5)
G. S. Beckwith Gilbert                                   37,850            9,390          28,460            --  (5)
Kevin C. Johnson                                         91,495            1,495          90,000            --  (5)
Valerie B. Palmieri                                       4,052               52           4,000            --  (5)
David R. Schreiber                                           --               --              --            --  (5)
Jeffrey L. Sklar, M.D., Ph.D.                            24,352              773          23,579            --  (5)
Martin J. Stefanelli                                     12,000               --          12,000            --  (5)

All current directors and executive officers
   as a group (14 persons)                              290,941           23,882         267,059          2.3%

(1) The information as to beneficial ownership is based on statements furnished to the Company by its executive officers and directors. Each executive officer and director has sole voting and sole investment power with respect to his respective shares listed above. Amounts shown for Mr. Johnson include 1,495 shares held in the Company's 401(K) Retirement Plan.

(2) Includes shares listed under the captions "Direct Ownership" and "Right to Acquire," as well as shares held in the Company's 401(K) Retirement Plan which are beneficially owned by the named individuals.

(3) Individuals have the right to acquire these shares within 60 days of June 11, 2002 by the exercise of stock options or through purchases under the Company's Employee Stock Purchase Plan.

(4) For the purposes of this table, "Percent of Class" held by each individual has been calculated based on a total class equal to the sum of (i) 12,302,556 shares of Common Stock issued and outstanding on June 11, 2002 plus (ii) for such individual the number of shares of Common Stock subject to stock options presently exercisable, or exercisable within 60 days after June 11, 2002, held by that individual, and which percent is rounded to the nearest whole number.

(5)     Owns less than 1% of the outstanding Common Stock.

             OWNERSHIP OF VOTING STOCK BY CERTAIN BENEFICIAL OWNERS

         The following table sets forth information with respect to the only persons who, to the best knowledge of the Company, beneficially owned more than five percent of the Common Stock of the Company as of June 11, 2002. Unless otherwise indicated below, each person included in the table has sole voting and investment power with respect to all shares included therein.

                                                                   Amount and Nature
                                 Name and Address of                 of Beneficial          Percent
   Title of Class                 Beneficial Owner                      Ownership         of Class(1)
   --------------                 ----------------                      ---------         -----------

Common Stock          Fidelity Management and Research, Inc.         1,430,793             11.6%
                      82 Devonshire Street
                      Boston, MA  02109


Common Stock          RS Investments                                   625,347              5.1%
                      388 Market Street
                      San Francisco, CA  94111

(1) For the purposes of this table, "Percent of Class" held by each person has been calculated based on a total class equal to the sum of (i) 12,302,556 shares of Common Stock issued and outstanding on June 11, 2002 plus (ii) for such person the number of shares of Common Stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after June 11, 2002, held by that person, and which percent is rounded to the nearest whole number.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company pays a stockholder, who is also Chairman Emeritus, and who was a director until January 1995, a royalty of 6% of revenue on sales of certain technology covered by a license agreement. In addition, the Company provides this stockholder with certain insurance benefits, the use of an automobile and the reimbursement of expenses incident to his performance as a consultant to the Company. The Company paid licensing and royalty fees to this stockholder of approximately $10,000, $12,000 and $30,000 during the years ended December 31, 2001, 2000 and 1999, respectively.

         Pursuant to his employment agreement, the President of the Company received a loan in 1996 totaling $150,000 which bears interest at 5.9%, payable annually, and is repayable upon termination of his employment with the Company. In addition, pursuant to the terms of such agreement the loan principal is being forgiven at a rate of $2,500 per month over the period January 1998 through December 2002 if the President continues to be employed by the Company. Pursuant to the terms of such agreement, the current outstanding balance on the loan was $30,000 on December 31, 2001.

         The President of the Company was a stockholder and board member of Medical Logistics Inc., a company that provides logistics for a variety of healthcare providers, during portions of 2001 and throughout 2000 and 1999. The Company began using Medical Logistics Inc. in the fourth quarter of 1999 for a limited number of logistic routes. The Company paid approximately $183,000, $194,000 and $11,000 in 2001, 2000 and 1999, respectively, to Medical Logistics Inc.

         In December 1999, the Company modified an existing loan agreement with an officer of the Company, for approximately $55,000, bearing interest at 8.25% per annum through December 31, 1999. The loan is payable at a rate of $1,000 per month, commencing January 1, 2000, with the remaining outstanding balance due in full no later than December 31, 2002 or upon termination of employment with the Company. As of December 31, 2001, the outstanding balance was approximately $11,000.

         In connection with the acquisition of John H. Altshuler, M.D., P.C., the Company entered into a lease for an office and laboratory facility located in Englewood, Colorado for a one-year term commencing October 1, 2000. There is an option to renew the lease for one year. John H. Altshuler, M.D., and Barbara
A. Altshuler are owners in joint tenancy of this laboratory facility. The Company closed this facility in the first quarter of 2002.


                    ADOPTION OF THE 2002 STOCK INCENTIVE PLAN

         The Board of Directors has adopted, subject to approval at the Annual Meeting, the DIANON Systems, Inc. 2002 Stock Incentive Plan (the "Plan"). The purposes of the Plan are to enable the Company to attract, retain and reward key employees by providing such individuals with equity and equity-based long-term incentive compensation awards.

PRINCIPAL PROVISIONS OF THE PLAN

         The following summary of the Plan, as adopted by the Board of Directors subject to stockholder approval, is qualified by reference to the full text of the Plan, which is attached as Exhibit A to this Proxy Statement.

GENERAL PROVISIONS

         The Plan authorizes the granting of awards in the form of any combination (independent or in tandem) of (1) options to purchase shares of Common Stock, (2) stock appreciation rights ("SARs"), (3) shares of restricted Common Stock ("restricted stock"), (4) shares of deferred Common Stock ("deferred stock"), (5) bonus stock, (6) loans, and (7) tax-offset payments with respect to any of such awards. Awards may be granted to key employees (including officers) of the Company and certain related companies by the Plan Committee (as defined below).

         Administration. The Plan is administered by a committee of the Company's Board of Directors, which consists of at least two directors who are not employees or officers of the Company or certain related companies (the "Plan Committee"), with respect to awards to employees. (The Board of Directors and the Plan Committee, in their respective roles, are referred to as the "Granting Authority.") With respect to awards within its jurisdiction, the Granting Authority designates the persons to be granted awards from among those eligible and the type and amount of awards to be granted and has authority to interpret the Plan, adopt, alter and repeal administrative regulations, and determine and amend the terms of awards. The Plan Committee may delegate to officers of the Company any of its authority under the Plan (other than with respect to awards to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, and Performance Awards (as defined below)).

         Eligibility. The Plan Committee may make awards under the Plan to key employees (including officers) of the Company or of any entity in which the Company owns at least a 20% interest. The Plan Committee, in its sole discretion, will select the key employees eligible to participate in the Plan. All key employees (currently numbering approximately 30) are eligible to receive awards under the Plan.

         Limitations on Awards. The aggregate number of shares of Common Stock which may be issued under the Plan is 500,000. Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a SAR for cash or the settlement of any other award in cash will not count against this share limit. Shares subject to lapsed, forfeited or canceled awards, including options canceled upon the exercise of tandem SARs for cash, will not count against this limit and can be regranted under the Plan. If the exercise price of an option is paid in Common Stock or if shares are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares also will not count against the above limit.

         No key employee may be granted stock options, SARs, restricted stock, deferred stock, or bonus stock under the Plan with respect to more than 50,000 shares of Common Stock in any fiscal year. The Plan does not limit awards which may be made under other plans of the Company.

DISCRETIONARY AWARDS

         The Plan authorizes the Granting Authority to grant, within its jurisdiction, the following types of awards in its discretion:

         1. Stock Options. The Granting Authority is authorized to grant incentive stock options ("ISOs") and non-qualified stock options to purchase such number of shares of Common Stock as the Granting Authority determines. An option will be exercisable at such times, over such term and subject to such terms and conditions as the Granting Authority determines, and at an exercise price determined by the Granting Authority, which may be less than the fair market value of the Common Stock at the date of grant of the option. ISOs may be granted only to key employees and are subject to additional restrictions as to exercise period and exercise price as required by the Internal Revenue Code of 1986, as amended (the "Code"). Payment of the exercise price of an option may be made in such manner as the Granting Authority may provide, including cash, delivery of shares of Common Stock already owned for six months or subject to an award under the Plan, "cashless exercise" (an arrangement with a brokerage firm whereby shares issuable upon exercise of an option would be sold by the broker and the proceeds used to pay the exercise price), or in any other manner specified by the Granting Authority. Under this provision, the Granting Authority could permit payment to be made by way of successive, automatic applications of shares received upon exercise of a portion of the option to satisfy the exercise price for additional portions of the option, a payment method known as "pyramiding".

         The Granting Authority is authorized to specify the period, if any, over which options become exercisable, and to accelerate the exercisability of options on a case by case basis at any time. The Granting Authority is also authorized to specify the period during which options may be exercised following an option holder's termination of service with the Company, and to extend such period on a case by case basis. The Granting Authority may permit an option to be exercised for an additional period after the option holder's death, even if such period extends beyond the original option term. Unless otherwise provided by the Granting Authority, options will not be transferable except by will or by the laws of descent and distribution.

         2. Stock Appreciation Rights. Upon exercise of a SAR the award holder is entitled to receive, for each share with respect to which the SAR is exercised, an amount (the "appreciation") equal to the excess of the fair market value of a share of Common Stock on the exercise date over an "amount" determined by the Granting Authority. The appreciation is payable in cash, Common Stock, or a combination of both, as determined by the Granting Authority.

         The Granting Authority may also grant limited SARs that will be exercisable only during the 60-day period following a "Change of Control" (as defined below) of the Company. The Granting Authority may provide that in the event of a Change of Control, SARs or limited SARs may be settled on the basis of the "Change of Control Price" (as defined below).

         3. Restricted Stock. The Granting Authority is authorized to award restricted stock subject to such terms and conditions as the Granting Authority may determine in its sole discretion. The Granting Authority has authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date or dates on which the restricted stock will vest. The vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company, upon the attainment of specified performance goals, or upon such other criteria as the Granting Authority may determine. The Plan gives the Granting Authority discretion to accelerate the vesting of restricted stock on a case by case basis at any time. The Granting Authority also has authority to determine whether the award holder will have the right to vote and/or receive dividends on shares of restricted stock, and whether the certificates for such shares will be held by the Company or delivered to the award holder bearing legends to restrict their transfer.

         Stock certificates representing the restricted stock granted under the Plan will be registered in the award holder's name. However, no share of restricted stock may be sold, transferred, assigned or pledged by the award holder until such share has vested in accordance with the terms of the restricted stock award. In the event of an award holder's termination of service before all of his restricted stock has vested, or in the event other conditions to the vesting of restricted stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of restricted stock which have not vested will be forfeited and any purchase price paid by the award holder generally will be returned to the award holder. At the time restricted stock vests, a certificate for such vested shares will be delivered to the award holder (or the beneficiary designated by the award holder, in the event of death), free of all restrictions.

         4. Deferred Stock. Deferred stock may be conditioned upon the attainment of specific performance goals or such other criteria as the Granting Authority may determine. In making an award of deferred stock the Granting Authority will determine the periods, if any, during which the award is subject to forfeiture, and may provide for the issuance of stock pursuant to the award without payment therefor. Upon vesting, the award will be settled in shares of Common Stock, cash equal to the fair market value of such stock, or a combination thereof, as provided by the Granting Authority. During the deferral period set by the Granting Authority, the award holder may not sell, transfer, pledge or assign the deferred stock award. In the event of termination of service before the expiration of the deferral period, the deferred stock award will be forfeited, except as may be provided by the Granting Authority. Deferred stock will carry no voting rights until such time as the Common Stock is actually issued.

         5. Bonus Stock. The Granting Authority may award bonus stock subject to such terms and conditions as it may determine. Such awards may be conditioned upon attainment of specific performance goals or such other criteria as the Granting Authority may determine, and the Granting Authority may waive such conditions in its discretion. Bonus stock may be issued without payment therefore or may be sold at a discount from its fair market value.

         6. Loans. The Granting Authority may provide that the Company will make, or arrange for, a loan with respect to the exercise of any stock option granted under the Plan, with respect to the payment of the purchase price, if any, of any restricted stock awarded under the Plan, and / or with respect to any taxes arising from an award under the Plan, provided that the Company will not loan more than the sum of (i) the excess of the purchase or exercise price of an award over the par value of any shares awarded, plus (ii) the amount of any taxes arising from such award. The Granting Authority will determine the terms of any such loan.

         7. Tax-Offset Payments. The Granting Authority is authorized to provide for a tax-offset payment by the Company to an award holder not in excess of the amount necessary to pay the federal, state, local, and other taxes payable with respect to any award and the receipt of the tax-offset payment, assuming the award holder is taxed at the maximum tax rate applicable to such income. Due to variations in the actual tax rates applicable to award holders, the benefit of the tax-offset payment may not correspond to the actual tax liability of the award holder. Tax-offset payments are payable in cash.

         8. Performance Awards. The Plan Committee can designate any awards to employees under the Plan as "Performance Awards", and the Plan provides that awards so designated are to be granted and administered so as to qualify as "performance-based compensation" under Section 162(m) of the Code. The grant or vesting of a Performance Award will be subject to the achievement of performance objectives (the "Performance Objectives") established by the Plan Committee based on one or more of the following criteria, which the Plan Committee may apply to the Company on a consolidated basis and/or to a business unit, and which the Plan Committee may use either as an absolute measure or as a measure of comparative performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

         The Performance Objectives for a particular Performance Award must be established by the Plan Committee in writing no later than 90 days after the beginning of the Company's fiscal year to which it relates. The Plan Committee has authority to determine whether the Performance Objectives and other terms and conditions of the award are satisfied, but has discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

         9. Deferral of Awards. The Granting Authority may permit an award holder to defer receipt of any award for a specified period or until a specified event.

PROVISIONS RELATING TO A CHANGE OF CONTROL

         As a general matter, upon the occurrence of a Change of Control (1) all outstanding stock options, SARs, and limited SARs, will become fully exercisable and vested, (2) all restrictions and deferral limitations applicable to outstanding restricted stock and deferred stock awards under the Plan will lapse, and such shares and awards will be deemed fully vested, and (3) to the extent the cash payment of any award is based on the fair market value of stock, such fair market value will be the Change of Control Price.

         A "Change of Control" is deemed to occur on the date (1) any person or group acquires beneficial ownership of securities representing 25% or more of the Company's total voting power (with certain exceptions), (2) individuals who constitute the "Current Directors" (as defined in the Plan) fail to constitute at least two-thirds of the Board of Directors, (3) the shareholders approve a merger or consolidation unless following such transaction (a) the beneficial owners of the Company's Common Stock before the transaction own securities representing more than 50% of the total voting power of the company resulting from the transaction, and (b) at least a majority of members of the Board of Directors of the Company resulting from the transaction were members of the Company's Board of Directors at the time such Board approved the transaction, or
(4) the shareholders of the Company approve a sale of substantially all of its assets.

         The "Change of Control Price" is the highest price per share of Common Stock paid in any open market transaction, or paid or offered to be paid in any transaction related to a Change of Control during the 90-day period ending with the Change of Control, except that for a SAR granted in tandem with an ISO, such price is the highest price paid on the date the SAR is exercised.

OTHER PROVISIONS

         Tax Withholding. The Plan permits employees to satisfy all or a portion of their federal, state, local or other tax liabilities with respect to awards under the Plan by delivering previously-owned shares (that have been owned by the optionee for at least six months) or by having the Company withhold from the shares otherwise deliverable to such employee shares having a value equal to the tax liability to be so satisfied.

         Adjustments. In the event of specified changes in the Company's capital structure, the Plan Committee will have the power to adjust the number and kind of shares authorized by the Plan (including any limitations on individual awards), and the number, option price and kinds of shares covered by outstanding awards, and to make such other adjustments in awards under the Plan as it deems appropriate, provided that no such adjustment may increase the aggregate value of outstanding awards.

         Amendments. The Board of Directors may amend the Plan without shareholder approval, unless such approval is required by law or other regulatory requirements. Amendment or discontinuation of the Plan cannot adversely affect any award previously granted without the award holder's written consent.

         The Granting Authority may amend any grant under the Plan within its jurisdiction to include any provision which, at the time of such amendment, is authorized under the terms of the Plan, except that no award can be modified in a manner unfavorable to the award holder without the written consent of the award holder. In addition, the Granting Authority may, without shareholder approval, cancel an option or other award granted under the Plan and grant a new option or award to the award holder at a lower exercise price or otherwise on more favorable terms and conditions than the canceled award. The Plan shall continue in effect for an unlimited period, but may be terminated by the Board of Directors in its discretion at any time. No ISOs may be granted under the Plan after 10 years from the effective date the Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain federal income tax aspects of awards made under the Plan, based upon the laws in effect on the date hereof. All references to the "Code" are references to provisions of the Internal Revenue Code of 1986, now in effect.

         Non-Qualified Stock Options. With respect to non-qualified stock options: (a) no income is recognized by the participant at the time the option is granted; (b) upon exercise of the option, the participant recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise; and (c) at disposition, any appreciation after the date of exercise is treated either as long-term or short-term capital gain, depending on whether the shares were held for more than one year by the participant.

         Incentive Stock Options. Generally, no taxable income is recognized by the participant upon the grant of an ISO or upon the exercise of an ISO during the period of his or her employment with the Company or one of its subsidiaries or within three months (12 months, in the event of permanent and total disability, as defined in the Code) after termination. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. If the participant continues to hold the shares acquired upon exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, upon the sale of the shares, any amount realized in excess of the option price will be taxed as long-term capital gain.

         If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the one-year and two-year holding periods described above, the participant will generally recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option price. Any further gain recognized by the participant on such disposition will be taxed as short-term or long-term capital gain, depending on whether the shares were held for more than one year.

         Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will generally recognize as ordinary income in the year of exercise an amount equal to the amount of cash received plus the fair market value on the date of exercise of any shares received. If the participant receives Common Stock upon exercise of a SAR, rules similar to those described above under "Non-Qualified Stock Options" will apply with respect to the post-exercise appreciation.

         Restricted Stock A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the restrictions lapse and the stock vests, less the consideration paid for the restricted stock. However, a participant may elect, under Section 83(b) of the Code, to recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares on such date (determined without regard to the restrictions) over their purchase price. The holding period to determine whether the participant has long-term or short-term capital gain on a subsequent disposition of the shares generally begins when the restriction period expires, and the tax basis for such shares will generally be the fair market value of such shares on such date. However, if the participant has made an election under Section 83(b), the holding period will commence on the day after the date of grant, and the tax basis will be equal to the fair market value of the shares on the date of grant (determined without regard to the restrictions).

         Deferred Stock A participant receiving deferred stock generally will recognize ordinary income equal to the amount of cash received in settlement of the award or the fair market value of the deferred stock on the date that such stock is distributed to the participant, and the capital gain holding period for such stock will also commence on that date.

         Dividends and Dividend Equivalents. Dividends paid on restricted stock prior to the date on which the forfeiture restrictions lapse generally will be treated as compensation that is taxable as ordinary income to the participant. If, however, the participant makes a Section 83(b) election with respect to the restricted stock, the dividends will be taxable as ordinary dividend income to the participant. If dividend equivalents are credited with respect to deferred stock or other awards, the participant generally will recognize ordinary income when the dividend equivalents are paid.

         Bonus Stock and Director Stock Grants. A participant receiving bonus stock or a stock grant generally will recognize ordinary income on the date of grant equal to the fair market value of such stock on such date.

         Tax-Offset Payments. A participant receiving a tax-offset payment will recognize ordinary income on the date of payment.

         Company Deductions. As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards under the Plan, to the extent such income is considered reasonable compensation under the Code. The Company will not, however, be entitled to a deduction to the extent compensation in excess of $1 million is paid to an executive officer named in a proxy statement of the Company who was employed by the Company at year-end, unless the compensation qualifies as "performance-based" under Section 162(m) of the Code or certain other exceptions apply. In addition, the Company will not be entitled to a deduction with respect to payments to employees which are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

BENEFITS UNDER THE PLAN

         Since the Company does not have any future commitments to grant awards under the 2002 Stock Incentive Plan, the future awards under this Plan are not determinable. Therefore, a "New Plan Benefits Table" has not been provided.

ADDITIONAL INFORMATION

         The last sale price of Common Stock on the NASDAQ National Market System on June 27, 2002 was $60.05 per share.

         THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 2002 STOCK INCENTIVE PLAN. Approval of the Plan requires that the votes cast in favor of approval of the Plan exceed the votes cast against such approval. Pursuant to the Company's Bylaws, abstentions and broker "non-votes" (shares not voted because a nominee holding shares for a beneficial owner neither receives voting instructions from the beneficial owner nor has discretionary voting power with respect thereto) will have no effect on the vote.

           RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS' APPOINTMENT

         On May 23, 2002, the Board of Directors, upon recommendation of its Audit Committee, dismissed Arthur Andersen LLP as the Company's independent public accountants. Upon the recommendation of the Audit Committee, the Board of Directors engaged Ernst & Young LLP as the Company's new independent public accountants for the calendar year ending December 31, 2002, subject to stockholder ratification. Ernst & Young LLP has no financial interest, either direct or indirect, in the Company.

         The reports of Arthur Andersen LLP on the Company's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's two most recent fiscal years and through the date of this proxy statement, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction Arthur Andersen LLP, would have caused it to make reference thereto in connection with its report on the Company's consolidated financial statements for such years; and there were no reportable events, as such term is issued in
Item 304 (a)(1)(v) of Securities and Exchange Commission Regulation S-K.

         During the Company's two most recent fiscal years and through the date of this proxy statement, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events set forth in Items 304 (a)(2)(i) and (ii) of Securities and Exchange Commission Regulation S-K.

         A representative of Ernst & Young LLP is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders. A representative of Arthur Anderson LLP is not expected to be available at the Annual Meeting.

         The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the fiscal year ended December 31, 2001, were as follows:

         Audit Fees.........................................................................   $      176,000
         Financial Information Systems Design and Implementation Fees.......................               --
         Tax Fees...........................................................................          120,000
         All Other Fees - ERISA Audit 401(K) Retirement Plan                                           15,500
                        - Valuation and Appraisal Services Related to the UroCor Acquisition           82,000
                        - Due Diligence and Other Fees Related to the UroCor Acquisition              320,000
                                                                                               --------------
               Total........................................................................         $713,500
                                                                                               ==============

         The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

         THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2002. Approval of the ratification of the independent public accountants' appointment requires that the number of votes cast in favor of approval of the ratification of the independent public accountants' appointment exceed the number of votes cast against such approval. Abstentions will have no effect on the vote.

         APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
                                  INCORPORATION

         The Board of Directors proposes that the stockholders approve the proposed amendment (the "Amendment") to the Company's Restated Certificate of Incorporation described below. The Amendment was approved by the Board of Directors of the Company on June 18, 2002 subject to approval by the stockholders at the Annual Meeting. The Amendment requires the approval of the Company's stockholders by the affirmative vote of a majority of the outstanding shares of Common Stock.

         Article IV of the Company's Restated Certificate of Incorporation currently provides that the Company has the authority to issue 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. The Board of Directors has determined that it would be appropriate and in the best interests of the Company to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 55,000,000 shares.

         The additional shares of Common Stock would become part of the existing class of Common Stock, and the additional shares, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. If the proposed amendment is approved by the stockholders, it will become effective upon filing of a Certificate of Amendment to the Company's Restated Certificate of Incorporation required by the Delaware General Corporation Law.

         Although the Company has no present plans, agreements, or understandings regarding the issuance of the proposed additional shares, the Board of Directors believes that adoption of the Amendment is advisable because it will provide the Company with greater flexibility in connection with possible future financing transactions, acquisitions of other companies or business properties, stock dividends or splits, employee benefit plans and other proper corporate purposes. Having such additional authorized shares available will give the Company the ability to issue shares without the expense and delay of a special meeting of stockholders. Such a delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's shares. Except as otherwise required by applicable law or the rules of the Nasdaq National Market or any national securities exchange on which the shares of Common Stock are at the time listed, authorized but unissued shares of Common Stock may be issued at such time, for such purposes, and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

         Since the issuance of additional shares of Common Stock, other than on a pro rata basis to all current stockholders, would dilute the ownership interest of a person seeking to obtain control of the Company, such issuance could be used as an anti-takeover devise to discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to accumulate Common Stock or obtain control of the Company, and has no present intention to use the additional authorized shares to deter a change in control or otherwise as an anti-takeover device.

PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

         Set forth below is the text of revised Article IV of the Company's Restated Certificate of Incorporation containing the amendment being proposed at the Annual Meeting. The amendment is qualified in its entirety by reference to such text.

         The text of Article IV shall be amended to read as follows.

                  FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is sixty million (60,000,000) shares, consisting of five million (5,000,000) shares of preferred stock, par value one cent ($.01) per share (hereinafter referred to as "Preferred Stock") and fifty-five million (55,000,000) shares of common stock, par value one cent ($.01) per share (hereinafter referred to as "Common Stock").

         THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. Approval of the Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock. Abstentions and broker "non-votes" (shares not voted because a nominee holding shares for a beneficial owner neither receives voting instructions from the beneficial owner nor has discretionary voting power with respect thereto) will have the same effect as a vote against the proposal.

                              SHAREHOLDER PROPOSALS

         The eligibility of shareholders to submit proposals, the proper subjects of shareholder proposals and other issues governing shareholder proposals are regulated by the rules (the "Shareholder Proposal Rules") adopted under Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy materials for the 2003 Annual Meeting of Shareholders must be received by the Company at its principal executive office, 200 Watson Boulevard, Stratford, Connecticut 06615, no later than February 17, 2003.

         Under the Company's by-laws, and as permitted by the rules of the SEC, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at the annual meeting of the Company's stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of the Company at the address set forth in the preceding paragraph. The Company must receive the notice of a stockholder's intention to introduce a nomination or proposed item of business at the Company's 2003 annual meeting not more than 90 days nor less than 60 days in advance of the anniversary date of the Company's 2002 annual meeting; however, if the date of the Company's 2003 annual meeting is more than 30 days after such anniversary date, a stockholder's notice would be timely if received by the Secretary of the Company by the earlier of
(a) the 10th day prior to the date of the 2002 annual meeting or (b) the close of business on the 10th day following the date on which the Company first makes public disclosure of the 2002 annual meeting date. The persons designated as proxies by the Company in connection with 2002 annual meeting of stockholders will have discretionary voting authority with respect to any proposal of which the Company did not receive timely notice.

                              COSTS OF SOLICITATION

         THE COSTS OF SOLICITING PROXIES WILL BE BORNE BY THE COMPANY. THE COMPANY WILL ALSO REIMBURSE BROKERAGE FIRMS AND OTHER CUSTODIANS, NOMINEES AND FIDUCIARIES, IF ANY, FOR REASONABLE OUT-OF-POCKET EXPENSES INCURRED BY THEM IN CONNECTION WITH FORWARDING SOLICITATION MATERIALS TO BENEFICIAL OWNERS OF COMMON STOCK HELD OF RECORD BY SUCH PERSONS. SOLICITATION BY THE COMPANY WILL BE PRIMARILY BY MAIL.

              AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND 10-K/A

         Upon the written request of a stockholder of the Company, addressed to David R. Schreiber, Secretary of the Company, at 200 Watson Boulevard, Stratford, Connecticut 06615, the Company will provide without charge to such stockholder, a copy of the Company's Annual Report on Form 10-K and 10-K/A for its calendar year ended December 31, 2001, including all statements and schedules (but without exhibits), as filed with the Securities and Exchange Commission.

                            ________________________

         The information under the headings "Compensation Committee Report," "Compensation Program Components," "Discussion of 2001 Compensation for the Chief Executive Officer" and "Performance Graph" above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and, unless specific reference is made therein to such headings, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

EXHIBIT A


                              DIANON SYSTEMS, INC.
                            2002 STOCK INCENTIVE PLAN

SECTION 1.        PURPOSES

            The purpose of the DIANON Systems, Inc. 2002 Stock Incentive Plan (the "Plan") is to enable DIANON Systems, Inc. (the "Company") and its Related Companies (as defined below) to attract, retain and reward employees and strengthen the existing mutuality of interests between such employees and the Company's stockholders by offering such employees an equity interest in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest. In addition, for purposes of this Plan, the term "Stock" shall refer to the common stock of the Company, par value $.01 per share.

SECTION 2.        TYPES OF AWARDS

            Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; (v) Bonus Stock; (vi) Loans; and/or (vii) Tax Offset Payments. One or more types of awards may be granted, which may be independent or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

SECTION 3.        ADMINISTRATION

            3.1 The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board") or such other committee of directors as the Board shall designate (the "Committee"). The Committee shall consist of not less than two directors each of whom is both an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The members of the Committee shall serve at the pleasure of the Board.

            3.2 For purposes of this Plan the term "Granting Authority" shall mean the Committee. The Granting Authority shall have the following authority: to grant such awards to persons eligible to receive them under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted by it under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Granting Authority shall have the authority:

                (a) to determine whether and to what extent any award or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

                (b) to select the eligible persons to whom awards will be granted;

                (c) to determine the number of shares of the Stock of the Company to be covered by each award granted hereunder subject to the limitations contained herein;

                (d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives (the "Performance Objectives") and such other factors as the Granting Authority may establish, and to determine whether the Performance Objectives and other terms and conditions of the award are satisfied;

                (e) to determine the treatment of awards upon an award holder's retirement, disability, death, termination for cause or other termination of employment or service with the Company or Related Company;

                (f) to determine pursuant to a formula or otherwise the fair market value of the Stock on a given date; provided, however, that if the Granting Authority fails to make such a determination, fair market value of the Stock on a given date shall be the closing sale price on a given date, or if no such sale of Stock occurs on such date, the weighted average of the closing sale prices on the nearest trading dates before and after such date;

                (g) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the award holder, or that the award holder has no rights with respect to such dividends;

                (h) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

                (i) to provide that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the award holder shall be required to offer to the Company any shares that the award holder wishes to sell, subject to such terms and conditions as the Granting Authority may specify;

                (j) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and

                (k) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

            3.3 The Committee shall have the right to designate awards as "Performance Awards." Awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Internal Revenue Code (the "Code"). The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

            The Performance Objectives for a particular Performance Award relative to a particular fiscal year shall be established by the Committee in writing no later than ninety (90) days after the beginning of such year. The Committee's determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing. The Committee shall have discretion to modify the Performance Objectives or vesting conditions of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

            3.4 All determinations made by the Granting Authority pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

            3.5 The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Securities Exchange Act of 1934 or Performance Awards. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award.

            3.6 All awards granted under this Plan shall be evidenced by a grant certificate and the terms and conditions of the award shall be set forth in a written agreement between the Company and the award recipient.

SECTION 4.        STOCK SUBJECT TO PLAN

            4.1 The total number of shares of Stock which may be awarded or issued pursuant to the exercise of an award granted under this Plan shall be 500,000 shares (subject to adjustment as provided below). Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash or the payment of any other award in cash shall not count against this share limit.

            4.2 To the extent a Stock Option terminates without having been exercised, or an award terminates without the award holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liabilities, shall not count against the above limit, and shall again be available for grants under the Plan.

            4.3 (a) No employee shall be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, and/or Bonus Stock, or any combination of the foregoing with respect to more than 50,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 4.5). No employee shall be granted a Tax Offset Payment in any fiscal year with respect to more than the number of shares of Stock covered by awards granted to such employee in such fiscal year.

                (b) For purposes of Section 162(m) of the Code, no key employee shall be granted Stock Options or Stock Appreciation Rights with respect to more than 50,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 4.5).

            4.4 The maximum number of shares of Stock that may be issued under this Plan pursuant to the exercise of Options intended to be Incentive Stock Options shall be 500,000 shares.

            4.5 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-oft split-up, split-off distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made by the Granting Authority in the aggregate number of shares reserved for issuance under the Plan, the number of shares as to which awards may be granted to any individual in any calendar year, the number and type of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event any change described in this Section 4.5 occurs, the Granting Authority shall make appropriate adjustment in the awards previously granted under the Plan; provided that no such adjustment shall increase the aggregate value of any outstanding award.

SECTION 5.        ELIGIBILITY

            Key employees of the Company or a Related Company, including key employees who are officers and/or directors of the Company, are eligible to be granted awards under the Plan. Employees shall be selected for participation in the Plan from time to time by the Committee, in its sole discretion, from among those key employees eligible to participate in this Plan.

SECTION 6.        STOCK OPTIONS

            6.1 The Stock Options awarded under the Plan may be of two types:
(i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto (which may be granted only to employees); and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

            6.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Granting Authority may determine:

                (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Granting Authority, and may be less than the fair market value of the Stock on the date of the award of the Stock Option.

                (b) Option Term. The term of each Stock Option shall be fixed by the Granting Authority.

                (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Granting Authority. The Granting Authority may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

                (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Granting Authority may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee for at least six months, "cashless exercise" (which may be either (i) a broker-assisted cash exercise effected in accordance with rules adopted by the Granting Authority or (ii) a direction to the Company to withhold shares of Stock, otherwise deliverable to the option holder with respect to the Option, having a fair market value on the date of exercise equal to the option price), or in any other manner permitted by law determined by the Granting Authority, or any combination of the foregoing. If the Granting Authority determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Granting Authority provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock award.

                (e) No Stockholder Rights. An optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

                (f) Surrender Rights. The Granting Authority may provide that options may be surrendered for cash upon any terms and conditions set by the Granting Authority.

                (g) Non-transferability. Unless otherwise provided by the Granting Authority, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or, in the event of the optionee's disability, by his or her guardian or legal representative.

                (h) Termination of Service. Following the termination of an optionee's service with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Granting Authority. The Granting Authority may provide different post-termination exercise provisions with respect to termination of service for different reasons. The Granting Authority may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

            6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Incentive Stock Option, (ii) be exercisable more than ten (10) years after the date such Incentive Stock Option is awarded, or (iii) be awarded more than ten (10) years after the Effective Date (as defined below) of the Plan specified in Section 18. No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall
(A) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive Stock Option or (B) be exercisable more than five (5) years after the date such Incentive Stock Option is awarded.

            6.4 A Stock Option granted to a key employee under this Plan will not be considered an Incentive Stock Option to the extent that such Stock Option, together with any earlier Stock Option granted to such employee under this or any other plan of the Company that is intended to be an Incentive Stock Option, permits the exercise for the first time in any calendar year of shares of Stock having a fair market value in excess of $100,000 (determined at the time of grant).

SECTION 7.        STOCK APPRECIATION RIGHTS

            7.1 A Stock Appreciation Right shall entitle the holder thereof to receive payment of an amount, in cash, shares of Stock or a combination thereof, as determined by the Granting Authority, equal in value to the excess of the fair market value of the number of shares of Stock as to which the award is granted on the date of exercise over an amount specified by the Granting Authority. Any such award shall be in such form and shall have such terms and conditions as the Granting Authority may determine. The grant shall specify the number of shares of Stock as to which the Stock Appreciation Right is granted.

            7.2 The Granting Authority may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a Change of Control (as defined in Section 16.2) (such Stock Appreciation Right being referred to herein as a Limited Stock Appreciation Right). The Granting Authority may also provide that in the event of a Change of Control the amount to be paid upon exercise of a Stock Appreciation Right shall be based on the Change of Control Price (as defined in Section 16.3).

SECTION 8.        RESTRICTED STOCK

            Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Granting Authority may determine:

                (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the restrictions shall lapse and the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Granting Authority may determine.

                (b) Stock certificates representing the Restricted Stock awarded under the Plan shall be registered in the award holder's name, but the Granting Authority may direct that such certificates be held by the Company on behalf of the award holder. Except as may be permitted by the Granting Authority, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her designated beneficiary in the event of death), free of all restrictions.

                (c) The Granting Authority may provide that the award holder shall have the right to vote or receive dividends on Restricted Stock. Unless the Granting Authority provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

                (d) Except as may be provided by the Granting Authority, in the event of an award holder's termination of service before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Granting Authority may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the award holder.

                (e) The Granting Authority may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder's Restricted Stock, other than Performance Awards whose vesting was made subject to satisfaction of one or more Performance Objectives (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

SECTION 9.        DEFERRED STOCK AWARDS

            Subject to the following provisions, all awards of Deferred Stock shall be in such form and shall have such terms and conditions as the Granting Authority may determine:

                (a) The Deferred Stock award shall specify the number of shares of Deferred Stock to be awarded and the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred. The Granting Authority may condition the grant or vesting of Deferred Stock, or receipt of Stock or cash at the end of the Deferral Period, upon the attainment of specified Performance Objectives or such other criteria as the Granting Authority may determine.

                (b) Except as may be provided by the Granting Authority, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

                (c) At the expiration of the Deferral Period, the award holder (or his or her designated beneficiary in the event of death) shall receive
      (i) certificates for the number of shares of Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the fair market value of such Stock, or (iii) a combination of shares and cash, as the Granting Authority may determine.

                (d) Except as may be provided by the Granting Authority, in the event of an award holder's termination of service before the Deferred Stock has vested, his or her Deferred Stock award shall be forfeited.

                (e) The Granting Authority may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Deferred Stock award, other than with respect to Performance Awards (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code).

SECTION 10.       BONUS STOCK

            The Granting Authority may award Bonus Stock subject to such terms and conditions as the Granting Authority shall determine. The grant of Bonus Stock may be conditioned upon the attainment of specified Performance Objectives or upon such other criteria as the Granting Authority may determine. The Granting Authority may waive such conditions in whole or in part other than with respect to Performance Awards (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code). In making a determination with respect to the terms and conditions of a Bonus Stock award, the Granting Authority shall also have the right to eliminate or reduce the amount of Bonus Stock otherwise payable under an award. Unless otherwise specified by the

Granting Authority, no money shall be paid by the recipient for the Bonus Stock. Alternatively, the Granting Authority may offer the award holder the opportunity to purchase Bonus Stock at a discount from its fair market value. The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Stock which are not subject to restriction.

SECTION 11.       LOANS

            The Granting Authority may provide that the Company shall make, or arrange for, a loan or loans with respect to the exercise of any Stock Option awarded under the Plan, with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder or with respect to any taxes arising from an award hereunder; provided, however, that the Company shall not loan more than the sum of (i) the excess of the purchase or exercise price of an award over the par value of any shares of Stock awarded plus (ii) the amount of any taxes arising from such award. The Granting Authority shall have full authority to decide whether a loan will be made hereunder and to determine the amount, term and provisions of any such loan, including the interest rate to be charged, whether the loan will be with or without recourse against the borrower, any security for the loan, the terms on which the loan is to be repaid and the conditions, if any, under which the loan may be forgiven.

SECTION 12.       TAX OFFSET PAYMENTS

            The Granting Authority may provide for a Tax Offset Payment by the Company with respect to one or more awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Granting Authority, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable award and the receipt of the Tax Offset Payment, assuming that the award holder is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash.

SECTION 13.       ELECTION TO DEFER AWARDS

            The Granting Authority may permit an employee to elect to defer receipt of an award for a specified period or until a specified event, upon such terms as are determined by the Granting Authority.

SECTION 14.       TAX WITHHOLDING

            14.1 Each employee shall, no later than the date as of which the value of an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

            14.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock previously owned by the person for at least six (6) months.

SECTION 15.       AMENDMENTS AND TERMINATION

            The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without stockholder approval except as required to satisfy Section 422 of the Code, Section 162(m) of the Code, or other NASDAQ, stock exchange, or regulatory requirements.

SECTION 16.       CHANGE OF CONTROL

            16.1 In the event of a Change of Control, unless otherwise determined by the Granting Authority at the time of grant or by amendment (with the award holder's consent) of such grant:

                (a) all outstanding Stock Options and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;

                (b) the restrictions and deferral limitations applicable to any outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

                (c) to the extent the cash payment of any award is based on the fair market value of Stock, such fair market value shall be the Change of Control Price.

            16.2 A "Change of Control" shall be deemed to occur on:

                (a) the date that any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (other than the Company and its subsidiaries as determined immediately prior to that date) has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in rule 13d-3, or any successor rule, under the Securities Exchange Act of 1934) of securities of the Company representing 25% or more of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board, unless such person has acquired 80% or more of such securities directly from the Company;

                (b) the date on which one-third or more of the members of the Board shall consist of persons other than Current Directors (for these purposes a "Current Director" shall mean any member of the Board on the Effective Date and any member of the Board whose nomination or election has been approved by a majority of the Current Directors then on the Board);

                (c) the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation where (i) the stockholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or (ii) where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger; or

                (d) the date of approval by the stockholders of the Company of an agreement providing for the sale or other disposition of all or substantially all of the assets of the Company.

            16.3 "Change of Control Price" means the highest price per share paid in any transaction reported in the Nasdaq National Market or on any national securities exchange where the Stock is traded, or paid or offered in any transaction related to a Change of Control at any time during the 90-day period ending with the Change of Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Stock Options, the Change of Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

SECTION 17.       GENERAL PROVISIONS

            17.1 Each award under the Plan shall be subject to the requirement that, if at any time the Granting Authority shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Granting Authority.

            17.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment.

            17.3 Determinations by the Granting Authority under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

            17.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 18.       EFFECTIVE DATE OF PLAN

            The Plan was adopted by the Company's Board of Directors on June 3, 2002, and shall be effective as of such date (the "Effective Date"), subject to the approval of the Plan by the Company's stockholders at the 2002 Annual Meeting of Stockholders.

EXHIBIT B


                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              DIANON SYSTEMS, INC.

                   ------------------------------------------

                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                   ------------------------------------------

1. DIANON Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

2. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on June 8, 1984 and amendments to the Certificate of Incorporation were subsequently duly filed and recorded.

3. ARTICLE IV of the Restated Certificate of Incorporation is amended to read in full as follows:

                    "FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is sixty million (60,000,000) shares, consisting of five million (5,000,000) shares of preferred stock, par value one cent ($.01) per share (hereinafter referred to as "Preferred Stock") and fifty-five million (55,000,000) shares of common stock, par value one cent ($.01) per share (hereinafter referred to as "Common Stock")."

4. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and attested by its Secretary this ____ day of _________, 2002.

                                    DIANON SYSTEMS, INC.


                                    By:
                                        ---------------------------------------
                                        Kevin C. Johnson
                                        Chairman, President and Chief Executive
                                        Officer
[Corporate Seal]

Attest:

By:
    -------------------------------
     David R. Schreiber
     Corporate Secretary